UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2008

VIRTUSA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33625	04-3512883
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2000 West Park Drive Westborough, Massachusetts		01581
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (508) 389-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

On October 29, 2008, Virtusa Corporation (the “Company”) announced its financial results for the quarter ended September 30, 2008. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2008, the Board of Directors of the Company made the following appointments and promotions, effective immediately: Thomas R. Holler, the Company’s Executive Vice President, Finance, Chief Financial Officer, Treasurer and Secretary, was appointed to the new role of Executive Vice President and Chief Operating Officer; Keith Modder, the Company’s Executive Vice President, Managing Director-Asian Operations, was appointed to the new role of President, Asia and Executive Vice President, Global Services; Raj Rajgopal, the Company’s General Manager of Communications, Content, and Technology, or CCT, Business Unit, was appointed to Executive Vice President, Business Development and Client Services; and Ranjan Kalia, the Company’s Senior Vice President, Finance was appointed to Senior Vice President, Chief Financial Officer, Treasurer and Secretary.

Thomas R. Holler, age 45, has served prior to his promotion, as the Company’s Executive Vice President, Finance and Chief Financial Officer and has been responsible for the Company’s finance, legal and administration functions since joining the Company in 2001. Before joining the Company, from 1996 to 2001, Mr. Holler was chief financial officer and vice president of finance at Cerulean Technology, Inc., a global supplier of wireless mobile applications and services, which was later acquired by Aether Systems Inc. Mr. Holler earned his B.S. in Business Administration from Wayne State University and his M.B.A. from Northeastern University.

Mr. Holler’s existing base salary of $210,000 and variable cash bonus target of $105,000 for the fiscal year ending March 31, 2009 were not increased in connection with his promotion.

Roger Keith Modder, age 44, joined the Company in 2001 and, prior to his promotion, has served as the Company’s Executive Vice President and Managing Director-Asian Operations. Mr. Modder also was a member of the Company’s board of directors from April 2004 to October 2004. Prior to joining the Company, Mr. Modder worked for the John Keells Group where he held managing director positions for two IT solutions companies in the John Keells Group. Mr. Modder is a member of the board of directors of the Lanka Software Foundation and has been a member of the ICT Advisory Committee of the Sri Lanka Export Development Board.

Mr. Modder’s existing base salary of $150,000 and variable cash bonus target of $60,000 for the fiscal year ending March 31, 2009 were not increased in connection with his promotion.

Raj Rajgopal, age 48, joined the Company in April 2005 as General Manager of Communications, Content, and Technology, or CCT, Business Unit.  Prior to joining the Company, from 2003 to April 2005, Mr. Rajgopal served as President, Rajgopal Management Consulting, a consulting company.  From September 1990 to April 2003, Mr. Rajgopal held several positions with Cap Gemini Ernst & Young, a consulting company, including serving as Vice President, Management Consulting, prior to

Mr. Rajgopal’s departure in April 2003.  Mr. Rajgopal graduated from the Indian Institute of Technology, with a Bachelors of Science in Mechanical Engineering, earned his Masters in Science in Industrial Engineering and Operations Research and in Computer Science from Virginia Tech and earned his Master of Business Administration from Massachusetts Institute of Technology (M.I.T.), Sloan School of Management.

Prior to joining the Company in April 2005, Mr. Rajgopal, through his company, Rajgopal Management Consulting, provided consulting services to the Company from January 2004 until March 2005, when he joined us as a full time employee.

Mr. Rajgopal’s existing base salary of $250,000 and variable cash bonus target of $150,000 for the fiscal year ending March 31, 2009 were not increased in connection with his promotion.  For the fiscal year ending March 31, 2009, Mr. Rajgopal will remain subject to his bonus plan in existence prior to his promotion and not the executive bonus plan generally applicable to the Company’s other executive officers.  Under Mr. Rajgopal’s bonus plan, the bonus payout is based on achievement of revenue milestones, contribution margin of his business unit and individual business objectives, each weighted 33%.  Mr. Rajgopal can earn and be paid up to 40% of the targeted annual bonus based on achievement of the objectives for the six month period ending September 30, 2008; and the remaining 60% of the targeted bonus amount based on the percentage achievement of the targeted objectives for the full fiscal year ending March 31, 2009.  Any amounts paid for the first half bonus will be deducted from the full year payment, to the extent the achievement of the full fiscal year objectives is less than 100% (on a pro-rated basis).  For the fiscal year ending March 31, 2010, Mr. Rajgopal will be subject to the executive bonus plan that is applicable to the Company’s executive officers.

Ranjan Kalia, age 48, joined the Company in April 2008 as Senior Vice President, Finance.  Prior to joining the Company, from 2000 to December 2007, Mr. Kalia served as Vice President, Finance Emerging Markets and International Development and Chief Financial Officer –Asia Pacific for EMC Corporation.  Mr. Kalia received a Master of Business Administration from Nichols College and an undergraduate degree from Delhi University, India.

Mr. Kalia’s existing base salary of $200,000 and variable cash bonus target of $75,000 for the fiscal year ending March 31, 2009 were not increased in connection with his promotion.  Under Mr. Kalia’s offer letter, Mr. Kalia’s bonus for the fiscal year ending March 31, 2009 is based on his achievement of certain individual performance objectives.  For the fiscal year ending March 31, 2009, Mr. Kalia will remain subject to the terms of his individual performance objective for purposes of his annual bonus plan and not the executive bonus plan generally applicable to the Company’s other executive officers. For the fiscal year ending March 31, 2010, Mr. Kalia will be subject to the executive bonus plan that is applicable to the Company’s executive officers.

In connection with the foregoing promotions, each of Messrs. Holler, Modder, Rajgopal and Kalia was granted a restricted stock award for a number of shares of common stock equal to $90,000, $210,000, $210,000 and $60,000, respectively, based on the closing price of our common stock as reported on The NASDAQ Global Market on the close of business on November 3, 2008; provided that in no event shall the number of shares of restricted stock granted exceed 15,000, 35,000, 35,000 and 10,000 shares for each of Messrs. Holler, Modder, Rajgopal and Kalia, respectively.  The restricted shares granted to Mssrs. Holler, Modder, Rajgopal and Kalia vest only upon achievement by the Company of certain revenue and operating income targets (which have been established by the Company’s Compensation Committee and approved by the companies Board of Directors) for each fiscal year over the next four fiscal years, commencing for the fiscal year ending March 31, 2010.  Each fiscal year is considered a performance period.   The restricted shares would vest at a rate of 25% per performance period if the applicable operating income and revenue targets are achieved for that performance period; provided that:

(i)    Vesting of 40% of the restricted shares in each tranche for a performance period is based on achievement of certain revenue thresholds for such performance period: and

(ii)          Vesting of 60% of the restricted shares in each tranche for a performance period is based on achievement of certain operating income thresholds for such performance period; provided further that

i.                  if the Company did not achieve the applicable targets for a performance period, the number of restricted shares that would vest would be reduced on a pro-rated basis until achievement of the applicable revenue and operating income targets (each measured separately) fell below 80% of such targets;

ii.               no shares subject to vesting would vest to the extent that the Company’s performance was not 80% or more of the applicable target and such shares would be forfeited; and

iii.            25% of the number of shares originally granted would accelerate and become exercisable upon a change of control of the Company.

A Press Release announcing the promotions described above is attached hereto as Exhibit 99.1.

In addition, also on October 27, 2008, the Company’s Board of Directors approved the Fiscal Year 2009 Virtusa Corporation Executive Variable Cash Compensation Bonus Plan, or VCCP.  The VCCP is designed to reward the Company’s executive officers upon the achievement of certain annual revenue and operating income goals, as approved in advance by the Company’s Compensation Committee and Board of Directors.  Under the VCCP, the Company measures actual annual revenue and operating income against the annual bonus criteria, with 40% of each executive officer’s bonus tied to achievement of the Company’s fiscal 2009 revenue target and 60% tied to achievement of the Company’s fiscal 2009 operating income target.  In addition, the VCCP provides for bonus adjustments of up to 110% of the applicable target bonus amount if the Company exceeds the VCCP target operating income by 13% and revenue thresholds by 4% (and pro-rated accordingly), and down to 80% of the applicable target bonus payout, if, and to the extent, that the Company’s actual revenue and operating income fell short of the target operating income and revenue thresholds by more than 4% for revenue and 17% for operating income (pro-rated down to the minimum threshold).   The Company would pay no bonus under the VCCP if the minimum revenue and operating income targets are not achieved.  The target payouts for  Mr. Canekeratne, Chief Executive Officer, Mr. Holler, Executive Vice President and Chief Operating Officer, Mr. Modder, President, Asia and Executive Vice President, Global Services, and T.N.  Hari, Human Resources Global Head were $175,000, $105,000, $60,000 and $50,000, respectively, representing 58%, 50%, 40% and 40% of their respective base salaries.  Mr. Danford Smith, former President and Chief Operating Officer, who resigned from the Company effective September 30, 2008, had a bonus target of $250,000, representing 100% of his base salary, and is eligible for a pro-rated payout, to the extent the other executives earn a bonus payout based on the Company’s achievement of the targeted revenue and operating income goals set forth in the VCCP for the fiscal year ending March 31, 2009. All bonus payments under the VCCP are made within 75 days of the end of the Company’s fiscal year.

Item 9.01.   Financial Statements and Exhibits

(d)         Exhibits

The following exhibit relating to Item 5.02 shall be deemed to be furnished, and not filed:

99.1	Press Release issued by Virtusa Corporation on October 29, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virtusa Corporation

Date: October 29, 2008	By:	/s/ Ranjan Kalia
Ranjan Kalia
Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Virtusa Corporation on October 29, 2008